Exhibit 99.1

Mercer Insurance Group, Inc. Sandler O'Neill 2009 West Coast Financial Services Conference March 3, 2009

Mercer Insurance Group, Inc. (the "Company") may from time to time make written or oral "forward-looking statements," including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to shareholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company's control). The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements. A partial list of important factors that may affect our financial condition and results of operations is set forth in our filings with the Securities and Exchange Commission. The Company cautions that the list of important factors is not exclusive. Readers are also cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the current date. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Company Profile

Mercer Insurance Group, Inc. (NASDAQ symbol "MIGP") Holding Company operating through 4 insurance carrier subsidiaries via mutual-to-stock conversion Capital of $137 million as of December 31, 2008 "A" (Excellent) rated by A.M. Best

Direct Written Premium by Line of Business 12 Months Ending 12/31/08

Actively writing property and casualty business Writing mail order surety (plus Alaska) Licensed but currently inactive Operating Territory

Direct Written Premium by State 12 Months Ending 12/31/08

The Basics Discipline, Diversity and Balance Careful risk selection in all facets of business Long term focus on geographic and product spread Focus on commercial insurance Better ability to control price and risk selection Opportunistic Pursue when found or presented Evaluate strategic M&A Must supplement strategic needs Must be accretive

Strengths Strong balance sheet "Clean" investments Non-complexity Regional knowledge and niche expertise in markets served Experienced team with the ability to manage a larger organization Strong relationship with agency plant Long-term, consistency

Challenges Current Economy How long will the recession be? Reduced exposures Impact on construction market Automation Speed of change in marketplace Resource limitations Success of recent IT investment Achieving diversity, balance objectives

Gross, Net & Ceded Premium Written GAAP presentation; excludes pre-acquisition premiums of Financial Pacific Insurance Company which was acquired October 1, 2005. $ in Millions $62.8 16% ceded $67.9 12% ceded $95.1 21% ceded $188.1 23% ceded $184.3 13% ceded $166.4 11% ceded

Gross, Net & Ceded Premium Written Pro-forma non-GAAP presentation; includes pre-acquisition premiums of Financial Pacific Insurance Company which was acquired October 1, 2005. $ in Millions $155.4 43% ceded $174.8 35% ceded $185.7 31% ceded $188.1 23% ceded $184.3 13% ceded $166.4 11% ceded

Commercial and Personal Lines NWP $ in Millions

GAAP Combined Ratio * Refund of disputed state retaliatory premium taxes in 2007 reduced combined ratio by 2.4%

Mercer v. Industry comparison 10 year Statutory Combined Ratio Source: Insurance Information Institute; estimated full year 2008 for industry MIGP 2007 combined ratio reduced by 2.4% due to non-recurring effect of retaliatory tax refund

Net Income $583

Operating Income Operating income consists of net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). $119

Shareholder's Equity $98,326

Capital management initiatives 2004/05 - 500,000 share buyback authorized and completed for $6.3 million, or an average of $12.34 per share. 2008 - Authorized to repurchase 5% (328,000 shares); 114,300 shares purchased a/o 12/31/08 at an average price of $16.03. Quarterly dividends commenced in July, 2006. Dividend increased 6/08 to $0.075 per share.

Book Value per Share $15.65

Fixed Maturities as of 12/31/08 81% AA rated or better 96% A rated or better Average rating of AA Effective portfolio duration 3.82 years Average yield 4.66% Tax-equivalent yield 5.40% No CDO sub-prime holdings

Investment Portfolio, including Cash & Equivalents at December 31, 2008 (in millions)

Summary Strong, "clean" balance sheet Disciplined, well underwritten book of business Steady Book Value increase Quarterly shareholder dividend Stock trading at a discount to book as well as a discount to peers

Questions